                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                            SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                               (Amendment No.   )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[x] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              NORD PACIFIC LIMITED
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


-------------------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(:)(2) or
     Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)4 and 0-11:

     1)   Title of each class of securities to which transaction applies:
                                  Not Applicable
          ----------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:
                                 Not Applicable
          ----------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)
                                 Not Applicable
          ----------------------------------------------------------------



-------------------------
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

     4)   Proposed maximum aggregate value of transaction:
                                 Not Applicable
          ----------------------------------------------------------------

     5)   Total Fee paid:
                                 Not Applicable
          ----------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          ---------------------------------------------------------------

     2)   Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------

     3)   Filing Party:

          ----------------------------------------------------------------

     4)   Date Filed:

          ----------------------------------------------------------------

                                                            NORD PACIFIC LIMITED
                                                          (A.R.B.N. 062 482 900)
                                                            22 CHURCH STREET
                                                              HAMILTON, HM 11
                                                               BERMUDA
     PRELIMINARY COPIES

NOTICE OF SPECIAL GENERAL MEETING OF STOCKHOLDERS
TO BE HELD NOVEMBER 20, 1996

To The Stockholders of Nord Pacific Limited:

     Notice is hereby given that a special general meeting of the stockholders of Nord Pacific Limited (the "Corporation") will be held at the offices of International Services Limited, 22 Church Street, Hamilton HM 11, BERMUDA on November 20, 1996 at 10:00 a.m. (local time) for the following purposes:

     1. To consider and act upon a proposal to approve the sale of up to 4,000,000 shares of Common Stock (after the Reverse Stock Split proposed in Item 2 below) by the Corporation, in the aggregate, in the Proposed Canadian Offering.

     2. To consider and act upon a proposal to effect a Reverse Stock Split in which one (1) new share of Common Stock, $.05 par value per share, would be exchanged for every five (5) shares of Common Stock, $.01 par value per share, presently issued and outstanding. No fractional new shares of Common Stock will be issued and in lieu thereof, each stockholder whose presently issued and outstanding shares of Common Stock are not evenly divisible by five (5) will receive one (1) additional new share of Common Stock.

     3. To consider and act upon a proposal to permit the Board of Directors of the Corporation, in its sole discretion, to delist the Corporation's Common Stock from the Australian Stock Exchange Limited.

     4. To consider and act upon such other matters as may properly come before the special general meeting or any adjournment thereof.

     The close of business on October 7, 1996 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the special general meeting and any adjournment thereof.


     YOUR PROXY IS IMPORTANT TO ASSURE A QUORUM AT THE SPECIAL GENERAL MEETING. WHETHER OR NOT YOU EXPECT TO BE PRESENT, YOU ARE REQUESTED TO MARK, DATE, SIGN AND MAIL THE ENCLOSED PROXY IN THE POSTAGE PREPAID ENVELOPE WHICH HAS BEEN PROVIDED FOR THAT PURPOSE. THE PROXY MAY BE REVOKED BY YOU AT ANY TIME BEFORE IT IS EXERCISED, AND THE GIVING OF YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE SPECIAL GENERAL MEETING.

                                   By the Order of the
                                   Board of Directors,

October 26, 1996                   Leo E. Dugdale III, Secretary

                               PRELIMINARY COPIES
                              NORD PACIFIC LIMITED
                             (A.R.B.N. 062 482 9000)
                        22 CHURCH STREET, HAMILTON HM 11
                                     BERMUDA

PROXY STATEMENT
For a Special General Meeting of Stockholders
November 20, 1996
                               GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation by the Corporation's Board of Directors (the "Board") of proxies in the accompanying form for a special general meeting of stockholders of Nord Pacific Limited (the "Corporation").

     Shares of Common Stock, US$.01 par value per share, of the Corporation ("Common Stock") cannot be voted at the special general meeting unless the holder is present in person or represented by proxy. All shares of Common Stock represented by properly executed proxies received by the Board pursuant to this solicitation will be voted in accordance with the stockholder's directions specified on the proxy. If no directions have been specified by marking the appropriate squares on the accompanying proxy card, the shares of Common Stock will be voted in accordance with the Board's recommendations. A stockholder signing and returning the accompanying proxy has the power to revoke it at any time prior to its exercise by delivering to the Corporation a later dated proxy or by giving notice to the Corporation in writing or in open meeting, but without affecting any vote previously taken.

     As of the record date, October 7, 1996, there were issued and outstanding 47,578,270 shares of Common Stock of the Corporation. Only stockholders of record at the close of business on the record date are entitled to vote at the meeting. Each share of Common Stock is entitled to one vote and cumulative voting is not permitted. A list of stockholders of record entitled to vote at the meeting will be available at the special general meeting for examination by any stockholder for any purpose germane to the special general meeting.

     Under Bermuda law, an affirmative vote of a majority of the shares of Common Stock present and voting at the meeting is required for approval of all of the items listed in the Notice of Special General Meeting. The Australian Stock Exchange Limited ("ASX") requires a special resolution of the stockholders for delisting and under Australian law a special resolution for approval of Item 3 requires the affirmative vote of stockholders owning at least seventy-five (75%) percent of the shares of Common Stock voting on the proposal. Automated systems administered by the Corporation's transfer agents tabulate the votes. Abstentions and broker non-votes are each included in the determination of the number of shares of Common Stock present at the meeting. Each is tabulated separately. Abstentions from voting on a proposal will have the same effect as voting against the proposal. However, broker non-votes are not counted for purposes of determining whether a proposal has been approved. Nord Resources Corporation ("Nord Resources"), which owns approximately 35.3% of the Corporation's issued and outstanding shares of Common Stock, and the directors and named executive officers of the Corporation, who in the aggregate own approximately 40% of the Corporation's issued and outstanding shares of Common Stock (including the shares of Common Stock owned by Nord Resources), have advised the Corporation that they intend to vote all of their respective shares of Common Stock in favor of the proposals listed in this Proxy Statement.


     Beginning on or about October 26, 1996, copies of this Proxy Statement and the accompanying proxy card will be mailed to all stockholders entitled to receive notice of, and to vote at, the special general meeting.

     UNLESS OTHERWISE INDICATED ALL REFERENCES HEREIN TO "DOLLARS" OR "$" ARE TO UNITED STATES DOLLARS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of October 7, 1996 certain information regarding ownership of the Corporation's Common Stock by (i) the only persons known by the Board to be the beneficial owners of more than 5%, (ii) each director and named executive officer, and (iii) all directors and executive officers as a group:

                                                  Common Stock Beneficially
                                                  Owned as of October 7, 1996(1)
                                               ---------------------------------
Name and Address of Beneficial Owner              Number       Percent of Class
------------------------------------              ------       ----------------

Nord Resources Corporation
  8150 Washington Village Drive
  Dayton, Ohio 45458                            16,740,060            35.2%
Edgar F. Cruft                                18,770,060(2)           38.5%
W. Pierce Carson                              18,770,060(2)           38.5%
Terence H. Lang                               17,260,060(3)           36.0%
Leonard Lichter                               17,258,560(3)           36.1%
John C.R. Collis                                 300,008(4)             *
Michel J. Drew                                   300,008(4)             *
Lucile Lansing                                   300,000(4)             *
John B. Roberts                                  165,000(5)             *

Other Named Executive Officers
------------------------------

Mark R. Welch                                    620,000(6)            1.3%

All Named Executive Officers
and Directors as a Group (9 Persons)          23,523,576(7)           45.0%

-------------------------------

*    Represents less than one (1%) percent of the shares outstanding.

(1) Ownership includes sole voting and investment power except as otherwise noted. When applicable, the number of shares beneficially owned includes the number of unissued shares which the listed person has the right to acquire within 60 days after October 7, 1996. In determining the number of shares outstanding for computing the percent of class owned by the listed person, the number of shares outstanding of the Corporation has been increased by the number of unissued shares which the listed person has the right to acquire from the Corporation within 60 days after October 7, 1996.

(2) Includes options to purchase 360,000 shares under the 1991 Stock Option Plan, 150,000 shares under the 1995 Stock Option Plan, and non-plan options to purchase 680,000 shares. Includes 16,740,060 shares which are owned by Nord Resources Corporation, of which Dr. Cruft is Chairman, CEO and President, and Dr. Carson is a director.

(3) Includes options to purchase 60,000 shares under the 1991 Stock Option Plan, 100,000 shares for Mr. Lang and 60,000 shares for Mr. Lichter under the 1995 Stock Option Plan and non-plan options to purchase 240,000 shares for Mr. Lang and 180,000 shares for Mr. Lichter. Includes 16,740,060 shares which are owned by Nord Resources Corporation of which Mr. Lichter is a director and Mr. Lang is a director and senior vice president. As to Mr. Lang, also includes 30,000 shares owned by his wife for which shares he disclaims beneficial ownership.

(4) Includes options to purchase 60,000 shares under the 1991 Stock Option Plan, 60,000 shares under the 1995 Stock Option Plan, and non-plan options to purchase 180,000 shares.

(5) Includes options to purchase 60,000 shares under the 1991 Stock Option Plan and 60,000 shares under the 1995 Stock Option Plan and non-plan options to purchase 40,000 shares.

(6) Includes options to purchase 60,000 shares under the 1989 Stock Option Plan, 416,000 shares under the 1991 Stock Option Plan and 80,000 shares under the 1995 Stock Option Plan.

(7) Includes options to purchase 4,696,000 shares. Also includes 16,740,060 shares owned by Nord Resources Corporation, of which Messrs. Cruft, Carson, Lang and Lichter are directors and Messrs. Cruft and Lang are executive officers.

                                     ITEM 1

                           PROPOSED CANADIAN OFFERING

     On _____________, 1996, the Board unanimously adopted a resolution proposing that the Board recommend to the stockholders, for approval, the Canadian Offering (as defined below). On October __, 1996, the Corporation filed a preliminary prospectus (the "Prospectus") in Canada. Pursuant to the Prospectus, Canaccord Capital Corporation ("Canaccord") and other underwriters as mutually agreed upon by the Corporation and Canaccord, each to be a Canadian broker-dealer (collectively, "Underwriters") propose to underwrite the sale by the Corporation (the "Canadian Offering") of shares of Common Stock not to exceed 4,000,000 shares of Common Stock in the aggregate (assuming the stockholders of the Corporation approve Item 2 below and the Corporation effects the Reverse Stock Split (as defined below)), the exact number of such shares to be sold and the price thereof to be determined by market conditions at the time of sale; it is intended, however, that such price will be at or near the market price for such shares on the date the Canadian Offering commences. The Underwriters would receive, upon the successful completion of the Canadian Offering, a fee of five and one-half (5-1/2%) percent of the gross proceeds of the Canadian Offering and reimbursement of certain expenses. In addition, Canaccord will receive, for corporate finance services, warrants to purchase 225,000 shares of Common Stock exercisable at the offering price per share of Common Stock in the Canadian Offering, which warrants will be exercisable for two (2) years following the closing of the Canadian Offering (the "Canaccord Warrants"). The Canadian Offering is subject to a number of conditions, including (i) review of and the issuance of receipts for the final version of the Prospectus by the relevant securities regulatory authorities in Canada,
(ii) listing of the Common Stock for trading on The Toronto Stock Exchange ("TSE"); (iii) approval of the proposals contained in this Proxy Statement by the stockholders of the Corporation; (iv) the Corporation effecting the Reverse Stock Split as described in Item 2 below; (v) market conditions at the time of the Canadian Offering and, therefore, the economic terms of the Canadian Offering are subject to change to reflect such conditions. The Corporation will issue shares of New Common Stock (as defined below) in respect of the Canadian Offering no later than three (3) months after the date of this special general meeting.

     In the United States, the Corporation has established a program (the "ADR Program") whereby The Bank of New York has issued American Depositary Receipts ("ADRs") in exchange for the shares of the Corporation's Common Stock. Each ADR represents five (5) shares of Common Stock. The Corporation's Common Stock is currently traded on the ASX. The closing bid and asked prices for the Corporation's ADRs on October __, 1996 as listed on the NASDAQ System was $_______ and $_______ respectively, per ADR. The closing bid and asked prices of the Corporation's Common Stock on October __, 1996 as listed on ASX was Australian $ ("A$") _______ and A$_______ respectively, per share.

     In order to effectuate the Canadian Offering, eliminate the ADR Program (as discussed below) and have the same Common Stock trading on NASDAQ, the TSE and the ASX (unless delisted from the ASX as discussed in Item 3 below), the Corporation has undertaken to recommend to its stockholders to vote in favor of the proposals as set forth in this Proxy Statement.

     If the stockholders approve the proposal contained in Item 2 below, the one for five reverse split of the Corporation's Common Stock (the new shares of Common Stock, $.05 par value per share, to be received upon the Reverse Stock Split being hereinafter referred to as the "New Common Stock") will replace the ADRs which currently represent five (5) shares of Common Stock (the "Old Common Stock") and the Corporation will apply to NASDAQ to list the New Common Stock and after a transitional period of time to delist the ADRs from NASDAQ.

     Annexed hereto as EXHIBIT A is a Pro Forma Condensed Balance Sheet as at June 30, 1996 and footnotes of the Corporation which discloses the effect of the sale of an estimated 3,300,000 shares of New Common Stock of the Corporation in the Canadian Offering and the sale of an estimated 700,000 shares of New Common Stock in the NRC Private Placement (as defined below) at an estimated price of $6.50 per share, assuming that the Canadian Offering and NRC Private Placement were consummated on June 30, 1996.

     The Corporation currently contemplates using the net proceeds from the Canadian Offering estimated at approximately $19,250,000 after deduction of all costs of the Canadian Offering, and the cost of terminating the ADR Program, and the proceeds from the NRC Private Placement estimated at $4,550,000 ($23,800,000 in the aggregate), as set forth below. No assurance can be given as to the total amount of the actual net proceeds to be received by the Corporation from the Canadian Offering and the proceeds from the NRC Private Placement (which in each case may be more or less than the foregoing amount), or that these net proceeds will be used as set forth below, as future events and conditions beyond the control of the Corporation may affect the Corporation and its properties and business and the price of the shares offered pursuant to the Canadian Offering and the NRC Private Placement. Management and the Board may reallocate the use of proceeds based upon such future events.

                                                                   In Millions
               Description                                        of US Dollars
               -----------                                        -------------

(i)    Simberi Island Gold Project - Feasibility, Development          $9.0

(ii)   Tritton Copper Project - Exploration, Feasibility                3.0

(iii)  Girilambone Area - Exploration                                   2.0

(iv)   Girilambone North Copper Project - Development                   0.8

(v)    Tabar Islands - Exploration                                      4.0

(vi)   Ramu Nickel - Cobalt Project - Feasibility                       0.8

(vii)  North America - Exploration                                      0.8

(viii) Working Capital                                                  3.4
                                                                      -----
       Total                                                          $23.8
                                                                      -----
                                                                      -----

       The Canadian Offering will be made by the Corporation and the Underwriters in compliance with Regulation S ("Reg S"), which has been promulgated by the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended ("1933 Act"). It is further currently contemplated that the Corporation's New Common Stock will be listed for trading on the TSE and that the Corporation will make application to list its New Common Stock for trading on NASDAQ and on the ASX (unless delisted from the ASX as discussed in Item 3 below). The shares of New Common Stock which are sold in the Canadian Offering will bear a restrictive legend and will not be permitted to be sold in the United States or otherwise in violation of Reg S until at least forty (40) days after the closing of the Canadian Offering. It should be noted that after the forty (40) days, U.S. persons will be able to purchase and sell the New Common Stock sold in the Canadian Offering.

       Assuming that the Reverse Stock Split is effected and the Canadian Offering of an estimated 3,300,000 shares of New Common Stock, the NRC Private Placement of an estimated 700,000 shares of New Common Stock and other transactions contemplated thereby are consummated, the purchasers of the shares in the Canadian Offering would own, in the aggregate, approximately 24.4% of the Corporation's then issued and outstanding shares of New Common Stock. Nord Resources, which currently owns approximately 35.3% of the issued and outstanding shares of Common Stock of the Corporation, has agreed with the Corporation that concurrent with the closing of the Canadian Offering, Nord Resources will, subject to the closing of the MIL Investment (as defined below), in a private placement (the "NRC Private Placement") under Section 4(2) of the 1933 Act, purchase that number of shares of New Common Stock at the same purchase price as in the Canadian Offering so that after the completion of the Canadian Offering and the NRC Private Placement, Nord Resources would own approximately 30% of the Corporation's issued and outstanding shares of New Common Stock. Assuming that 3,300,000 shares of Common Stock are sold in the Canadian Offering, Nord Resources will concurrently purchase 700,000 shares of Common Stock in the NRC Private Placement, subject to the closing of the MIL Investment (as defined below). The shares of New Common Stock to be purchased by Nord Resources in the NRC Private Placement will not be registered under the 1933 Act and, therefore, may not be sold or otherwise transferred unless registered under the 1933 Act or unless such sale or other transfer is effected in accordance with an exemption from registration under the 1933 Act.

       Nord Resources has entered into a Stock Purchase and Sale Agreement with MIL (Investments) S.A. ("MIL"), a Luxembourg corporation owned by Mr. Jean-Raymond Boulle, which currently owns approximately twenty (20%) percent of the issued and outstanding shares of common stock of Nord Resources. Pursuant to the Agreement, MIL will purchase an additional 2,000,000 shares of Nord Resources common stock for $10,000,000 ("MIL Investment"). The closing of the MIL Investment is subject to certain conditions, including approval by the stockholders of Nord Resources at a special meeting to be held on or about November 15, 1996, and that there not be any material adverse change in the financial and/or corporate viability of Nord Resources and its subsidiairies and affiliates, taken as a whole, prior to the closing date. No assurance can be given that the MIL Investment will occur and accordingly that the NRC Private Placement will be consummated.

       No assurance can be given that the Underwriters will proceed with the Canadian Offering or, if they proceed, that the Canadian Offering will be successful. Furthermore, as the Prospectus is subject to change, the amount of funds to be raised, the number of shares of New Common Stock to be sold as well as the other terms discussed herein may be different in the event that the Canadian Offering is consummated. The purchasers of the shares of New Common Stock in the Canadian Offering will be determined by the Underwriters on the closing date of the Canadian Offering.

       The Canadian Offering is contingent upon the proposals referred to in this Proxy Statement being approved by the stockholders of the Corporation and, as set forth above, Nord Resources and the directors and executive officers of the Corporation who, in the aggregate own approximately 40% of the issued and outstanding shares of Common Stock of the Corporation (including the shares of Common Stock owned by Nord Resources), have advised the Corporation that they intend to vote in favor of the Proposals contained in this Proxy Statement. The text of the resolution to be voted upon with respect to the Canadian Offering is annexed hereto as EXHIBIT B. In order to comply with the requirements of the ASX, the Corporation will disregard any votes cast on this Item 1 by persons or their associates who, at the time of the special general meeting of stockholders, are known by the Corporation to be participants in the purchase of Shares of New Common Stock in the Canadian Offering.


       THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ITEM 1, THE PROPOSED CANADIAN OFFERING.

                                     ITEM 2

                         APPROVAL OF REVERSE STOCK SPLIT

WITH REGARD TO COMMON STOCK

       On __________ __, 1996, the Board unanimously adopted a resolution proposing that the Board recommend to the stockholders for approval, a proposal to effect a one-for-five reverse stock split (the "Reverse Stock Split") of the presently issued and outstanding shares of the Corporation's Common Stock. The complete text of the resolution for the Reverse Stock Split is set forth in EXHIBIT C to this Proxy Statement. If the Reverse Stock Split is approved by the requisite vote of the Corporation's stockholders, the Board shall determine the date upon which the Reverse Stock Split shall be effective, which date shall in any event be prior to the closing of the Canadian Offering (hereinafter, the "Reverse Stock Split Effective Date"), and each certificate representing shares of Old Common Stock, $.01 par value per share, outstanding immediately prior to the Reverse Stock Split will be deemed automatically without any action on the part of the stockholders to represent one-fifth the number of shares of Common Stock after the Reverse Stock Split, or one share of New Common Stock, $.05 par value per share; provided, however, that no fractional New Common Stock will be issued as a result of the Reverse Stock Split. In lieu thereof, each stockholder whose shares of Old Common Stock are not evenly divisible by five
(5) will receive one (1) additional share of New Common Stock for the fractional share of New Common Stock that such stockholder would otherwise be entitled to receive as a result of the Reverse Stock Split. After the Reverse Stock Split becomes effective, stockholders will be asked to surrender certificates representing Old Common Stock in accordance with the procedures set forth in a letter of transmittal to be sent by the Corporation. Upon such surrender, a certificate representing the New Common Stock will be issued and forwarded to the stockholders; however, each certificate representing Old Common Stock will continue to be valid and represent New Common Stock equal to one-fifth the number of Old Common Stock (plus one additional share of New Common Stock where such Old Common Stock held by a stockholder is not evenly divisible by five
(5)).

       The authorized capital of the Corporation will not change as a result of the proposed Reverse Stock Split; however, the par value will increase from $.01 per share to $.05 per share and the number of authorized shares of Common Stock will be reduced from 100,000,000 to 20,000,000. The New Common Stock issued pursuant to the Reverse Stock Split will be fully paid and nonassessable. The voting and other rights that presently characterize the Old Common Stock will not be altered by the Reverse Stock Split.

WITH REGARD TO ADRs

       If the Reverse Stock Split is approved by the requisite vote of the Corporation's stockholders, each ADR (which presently represents five (5) shares of Old Common Stock) will be deemed automatically without any action on the part of the ADR holders to represent one (1) share of New Common Stock after the Reverse Stock Split. After the Reverse Stock Split becomes effective, the Corporation intends to terminate the ADR Program and ADR holders will be asked to surrender their ADR certificates in accordance with the procedures set forth in a letter of transmittal to be sent by the Corporation. Upon such surrender, a certificate representing the New Common Stock will be issued and forwarded to the ADR holder; however, each ADR will continue to be valid and represent one (1) share of New Common Stock.

PURPOSES OF THE PROPOSED REVERSE STOCK SPLIT

       As noted above in Item 1 above, the Reverse Stock Split is necessary, amongst other requirements, to effectuate the proposed Canadian Offering. As noted below, there should be no differential between the market price on NASDAQ of the ADRs and the New Common Stock inasmuch as the ADRs represent five (5) shares of Old Common Stock and the New Common Stock also represents five (5) shares of Old Common Stock by virtue of the one-for-five Reverse Stock Split.
As noted below in Item 3, the ASX is the only market in which the Old
Common Stock is traded, such market is inactive, and the total number of shares of Old Common Stock not owned by management and that has not been converted to ADRs is less than ten (10%) percent of the total outstanding Old Common Stock. Accordingly, inasmuch as the principal market for the Corporation's Common Stock in the form of ADRs is on NASDAQ, the Board believes that the Reverse Stock Split will not have any significant effect upon the price of the New Common Stock if such stock continues to trade on the ASX and is not delisted as provided in Item 3 below.

EFFECT OF THE REVERSE STOCK SPLIT

       Without any further action on the part of the Corporation or the stockholders, after the Reverse Stock Split, the certificates representing Old Common Stock will be deemed to represent one-fifth the number of New Common Stock (plus one (1) additional share of New Common Stock where such Old Common Stock held by a stockholder is not evenly divisible by five (5)) and each ADR will be deemed to represent one (1) share of New Common Stock. All outstanding options to purchase shares of Common Stock will, after the Reverse Stock Split Effective Date, be exercisable for one (1) share of New Common Stock for each five (5) shares of Old Common Stock and the exercise price for the New Common Stock will be five (5) times the exercise price per share of the Old Common Stock prior to the Reverse Stock Split Effective Date.

       Stockholders have no appraisal rights under the laws of Bermuda with respect to the Reverse Stock Split.

       The Corporation currently has authorized capital stock of 100,000,000 shares of Common Stock, $.01 par value per share, and, after the Reverse Stock Split, will have 20,000,000 shares of Common Stock, $.05 par value per share. The authorized capital of the Corporation will not change by reason of the Reverse Stock Split; however, the par value will increase from $.01 per share to $.05 per share. As of October 7, 1996, the number of issued and outstanding Old Common Stock was 47,578,270. The following table illustrates the principal effects (before the

Canadian Offering and the NRC Private Placement) of the proposed Reverse Stock Split and decrease in outstanding Common Stock assuming no additional shares of Old Common Stock are issued prior to the Reverse Stock Split Effective Date as a result of the exercise of any options:

           Shares of               Prior to Proposed           After Proposed
          Common Stock            Reverse Stock Split       Reverse Stock Split
          ------------            -------------------       -------------------

          Authorized                  100,000,000                20,000,000

          Par Value                      $.01                       $.05

          Outstanding                 47,578,270                9,515,654(1)

          Reserved for
          Issuance upon
          Exercise of
          Outstanding Options(2)
          and Bonus Shares             9,375,427                  1,875,086

          Thus, after the Reverse Stock Split Effective Date, the Corporation will have 8,609,260 additional shares of Common Stock authorized and unissued and not otherwise reserved for issuance (the "Additional Shares"). The Additional Shares will be available for issuance from time to time without first offering such shares to the stockholders. Stockholders do not have pre-emptive rights with respect to the Additional Shares. Although the Corporation has no present intention of issuing these Additional Shares (other than in the Canadian Offering and the NRC Private Placement), the issuance of Additional Shares in the Canadian Offering and the NRC Private Placement will, and any such issuance of Additional Shares thereafter may, have the effect of diluting the voting power of existing stockholders. The Board does not intend to issue any Additional Shares except on terms which it deems to be in the best interest of the Corporation. The issuance of Additional Shares may adversely affect the market price of the Common Stock. However, in the event Additional Shares are issued in transactions whereby favorable business opportunities are provided or that provide working capital sufficient to adequately capitalize the Corporation and allow it to pursue its business plans, the market price may increase. The issuance of such Additional Shares might be disadvantageous to current stockholders in that any additional issuances would reduce per share dividends, if any.

          The Corporation has no agreement or commitment concerning the issuance of any Additional Shares except with respect to the Canadian Offering and the NRC Private Placement.


--------------------------

(1) Does not account for shares of New Common Stock issued in lieu of fractional shares.

(2) Includes outstanding options, both currently and not currently exercisable and options under existing stock option plans which are available for issuance.

CHANGES AFFECTING CAPITAL STOCK

     The Old Common Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act") and, as a result, the Corporation is subject to the periodic reporting and other requirements of the 1934 Act. The Reverse Stock Split will not effect the registration of the Corporation's Common Stock under the 1934 Act. The Reverse Stock Split also will not affect the Corporation's registration as a foreign corporation under applicable Australian law.

EXCHANGE OF STOCK CERTIFICATES FOR COMMON STOCK

     As soon as practicable after the Reverse Stock Split Effective Date, American Stock Transfer and Trust Company, the Corporation's Common Stock exchange agent ("CS Exchange Agent"), will send a letter of transmittal to each holder of record of Old Common Stock outstanding on the Reverse Stock Split Effective Date. The letter of transmittal will contain instructions for the surrender of certificate(s) representing such Old Common Stock to the CS Exchange Agent. Upon proper completion and execution of the letter of transmittal and return thereof to the CS Exchange Agent, together with the certificate(s) representing Old Common Stock, a shareholder will be entitled to receive a certificate representing the number of New Common Stock into which his Old Common Stock have been reclassified and changed as a result of the Reverse Stock Split. STOCKHOLDERS SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO. No new certificate will be issued to a stockholder until he has surrendered his outstanding certificate(s) together with the properly completed and executed letter of transmittal to the CS Exchange Agent.

EXCHANGE OF ADR'S

     As soon as practicable after the ADR Program is terminated (which will occur immediately after the Reverse Stock Split Effective Date), The Bank of New York, the Corporation's ADR exchange agent ("ADR Exchange Agent") will send a letter of transmittal to each ADR holder of record on the date of termination of the ADR Program. The letter of transmittal will contain instructions for the surrender of the certificates representing the ADRs. Upon proper completion, execution and forwarding of the letter of transmittal to the ADR Exchange Agent, together with the certificates representing the ADRs, an ADR holder will be entitled to receive a certificate representing one (1) share of New Common Stock for each ADR. HOLDERS OF ADRS SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO. No certificates for New Common Stock will be issued to an ADR holder until he has surrendered his ADR certificate together with the properly completed and executed letter of transmittal to the ADR Exchange Agent.

UNITED STATES INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

     The Corporation has not sought and will not seek an opinion of counsel or a ruling from the United States Internal Revenue Service regarding the federal income tax consequences of the Reverse Stock Split. The Corporation, however, believes that because the Reverse Stock Split is not part of a plan to periodically increase a stockholder's proportionate interest in the assets or earnings and profits of the Corporation, the Reverse Stock Split will have the following United States income tax effects:

     1. A stockholder will not recognize gain or loss on the exchange. In the aggregate, the stockholder's basis in the New Common Stock will equal his basis in the Old Common Stock.

     2. A stockholder's holding period for the New Common Stock will be the same as the holding period of the Old Common Stock exchanged therefor.

     3. The Reverse Stock Split will constitute a reorganization within the meaning of Section 368(a)(1(E) of the United States Internal Revenue Code of 1986, as amended, and the Corporation will not recognize any gain or loss as a result of the Reverse Stock Split.

AUSTRALIAN INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

     The Reverse Stock Split will cause a disposal and acquisition of Common Stock of the Corporation that are either held by Australian residents or registered on the Australian register for any stockholder. If the stockholder makes the requisite election, Old Common Stock which is subject to the operation of the capital gains tax will be deemed not to have been disposed of by the stockholder and the New Common Stock will be deemed to have been acquired at a cost equal to the cost base which the stockholder had in the Old Common Stock. Where the market value of the Old Common Stock at the time of the Reverse Stock Split is less than the indexed cost base of the Old Common Stock for a stockholder, the Old Common Stock will be deemed to have been disposed of and the New Common Stock acquired at the market value of the Old Common Stock at the time of the Reverse Stock Split.

     In certain circumstances stockholders may be subject to the general income tax provisions (rather than the capital gains tax provisions) of the Income Tax Assessment Act of Australia in relation to profits or losses arising on the disposal of Common Stock in the Corporation, for example a person who trades in shares. In such cases, the Old Common Stock will be deemed to have been sold at the time of the Reverse Stock Split for market value and a taxable profit may arise for the shareholder.

MISCELLANEOUS

     The Board may abandon the proposed Reverse Stock Split at any time before or after the Special General Meeting and prior to the Reverse Stock Split Effective Date if for any reason the Board deems it advisable to abandon the proposal. In addition, the Board may make any and all changes to the Corporation's Bye-Laws that it deems necessary to give effect to the Reverse Stock Split.

     THE BOARD RECOMMENDS THAT YOU VOTE "FOR" ITEM 2, THE REVERSE STOCK SPLIT.

                                     ITEM 3

                    APPROVAL AUTHORIZING BOARD OF DIRECTORS,
                        IN ITS SOLE DISCRETION, TO DELIST
                              COMMON STOCK FROM THE
                        AUSTRALIAN STOCK EXCHANGE LIMITED

     On ___________, 1996, the Board unanimously adopted a resolution proposing that the Board recommend to the stockholders for approval, a resolution whereby the stockholders would authorize the Board, in its sole discretion, to delist the Corporation's Common Stock from the ASX. Pursuant to the rules of the ASX, stockholder approval is necessary in order for the Corporation to voluntarily delist its Common Stock from the ASX, unless otherwise permitted by the ASX in its sole discretion. The text of the resolution authorizing the Board, in its sole discretion, to delist the Corporation's Common Stock from the ASX is annexed hereto as EXHIBIT D.

     The Corporation listed its Common Stock on the ASX in February 1994 in conjunction with the public offering of the Corporation's Common Stock in Australia at that time ("Australian Offering"). In the Australian Offering, the Corporation sold 16,000,000 shares of Common Stock or approximately 34% of the currently issued and outstanding shares of the Corporation. Warrants to purchase an additional 16,000,000 shares of Common Stock were also included in the Australian Offering; however, none of such warrants were exercised prior to their expiration. Since the Australian Offering, the percentage of shares owned by Australians and the level of activity in shares of Common Stock on the ASX has been significantly reduced. Currently, the market for the Corporation's Common Stock on the ASX is inactive in that during the past _____ days, the Common Stock has traded on the ASX on only _____ days and the aggregate number of shares of Common Stock that have traded is ___________. In addition, the Corporation believes that less than 10% of its issued and outstanding shares of Common Stock are owned by persons resident in Australia. Further, the principal market for the Corporation's securities is in the United States in the form of the ADRs, which trade on NASDAQ, and represent approximately _____% of the Corporation's outstanding shares of Common Stock. The Corporation has incurred significant costs over the last several years regarding its listing on the ASX, including the annual listing fees, and legal fees and expenses incurred in connection with compliance with rules and regulations of the ASX.

     In the event that the Corporation's Common Stock is delisted from the ASX, holders of the Corporation's Common Stock resident in Australia will be able to purchase and sell Common Stock of the Corporation on NASDAQ and, assuming that the Canadian Offering occurs, on the TSE. Therefore, Australian residents should not experience any material decrease in liquidity of their shares of Common Stock of the Corporation.

     The Board believes that it is in the best interest of the Corporation to authorize the Board, in its sole discretion, to cause the delisting of the Corporation's Common Stock from the ASX for reasons set forth above. The Board believes that such action would be taken shortly after the completion of the Canadian Offering, but that flexibility in such decision is advisable.

     THE BOARD RECOMMENDS THAT YOU VOTE "FOR" ITEM 3, AUTHORIZING THE BOARD, IN ITS SOLE DISCRETION, TO DELIST THE CORPORATION'S COMMON STOCK FROM THE ASX.

                              STOCKHOLDER PROPOSALS

     A proposal by a stockholder intended for inclusion in the Corporation's proxy statement for the 1997 annual meeting of stockholders must be received by the Corporation at the address noted immediately above marked: "Attention:
Secretary," on or before an extended date of December 21, 1996, in order to be eligible for such inclusion.

                                   For the Board of Directors,



                                   Leo E. Dugdale, III
                                   Secretary


FOR ALL STOCKHOLDERS:

     Please sign the proxy and return it promptly in the enclosed envelope addressed to Ernst & Young Registry Services Pty Ltd, GPO Box 7045, Sydney, NSW 2001 to which no postage need be affixed if mailed within the Commonwealth of Australia.




October 26, 1996                        NORD PACIFIC LIMITED
                                        22 Church Street
                                        Hamilton HM 11
                                        Bermuda

                                    EXHIBIT A

                              NORD PACIFIC LIMITED
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 1996
                                   (UNAUDITED)
                          (IN THOUSANDS OF US DOLLARS)


                                     ASSETS


                                                              Historical    Pro Forma       Pro Forma
                                                               Balances    Adjustments       Results
                                                              ----------   -----------      ---------
CURRENT ASSETS:
  Cash                                                        $    168     $ 23,800(1)      $ 23,968
  Accounts Receivable                                            1,188                         1,188
  Inventories                                                      303                           303
  Forward currency exchange contracts                              596                           596
  Premium on copper contracts                                    2,622                         2,622
  Prepaids                                                          65                            65
                                                             ---------      ---------       --------
    TOTAL CURRENT ASSETS                                         4,942         23,800         28,742


RESTRICTED CASH                                                  1,000                         1,000
PREMIUM ON COPPER CONTRACTS                                      1,081                         1,081
UNAMORTIZED DEFERRED COSTS ASSOCIATED
 WITH ORE UNDER LEACH                                            6,091                         6,091
PROPERTY, PLANT AND EQUIPMENT - net                              5,762                         5,762
DEFERRED EXPLORATION AND
 DEVELOPMENT COSTS                                              19,168                        19,168
                                                             ---------      ---------      ---------
                                                             $  38,044      $  23,800      $  61,844
                                                             ---------      ---------      ---------
                                                             ---------      ---------      ---------

                                LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts Payable                                           $   2,620                       $ 2,620
  Accrued Expenses                                                 686                           686
  Deferred gain on copper contracts                              2,678                         2,678
  Current Maturities of Long-Term Debt                           3,495                         3,495
                                                             ---------                     ---------
    TOTAL CURRENT LIABILITIES                                    9,479                         9,479

LONG-TERM LIABILITIES:
  Long-Term Debt                                                   750                           750
  Deferred gain on copper contracts                              1,357                         1,357
  Deferred income tax liability                                  1,955                         1,955
  Obligation Under Purchase Agreement                              788                           788
  Retirement Benefits                                              175                           175
                                                             ---------              -      ---------
                                                                 5,025                         5,025
SHAREHOLDERS' EQUITY:
  Common Stock                                                     475         200 (2)           675
  Additional Paid-In Capital                                    31,361      23,600 (3)        54,961
  Deficit                                                       (9,094)                       (9,094)
  Cumulative Foreign Currency
   Translation Adjustment                                          798                           798
                                                             ---------      ---------      ---------
    TOTAL SHAREHOLDERS' EQUITY                                  23,540         23,800         47,340
                                                             ---------      ---------      ---------
                                                             $  38,044      $  23,800      $  61,844
                                                             ---------      ---------      ---------
                                                             ---------      ---------      ---------


See Notes to Pro Forma Condensed Consolidated Balance Sheet

                              NORD PACIFIC LIMITED
             NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 1996
                                   (UNAUDITED)
                          (IN THOUSANDS OF US DOLLARS)



  (1) -  Consists of the following:
              Proceeds from the Canadian Offering                   $21,450
              Issue costs                                            (2,200)
                                                                    -------
                                                                    $19,250
              Proceeds from the NRC Private Placement                 4,550
                                                                    -------
                                                                    $23,800
                                                                    -------
                                                                    -------

  (2) -  Consists of the following:
              Shares issued in the Canadian Offering                    165
              Shares issued in the NRC Private Placement                 35
                                                                    -------
                                                                       $200
                                                                    -------
                                                                    -------


  (3) -  Consists of the following:
              Proceeds from the Canadian Offering                    21,450
              Issue costs                                            (2,200)
                                                                    -------
                                                                    $19,250
              Proceeds from the NRC Private Placement                 4,550
                                                                    -------
                                                                     23,800
              Par value of Shares issued in the Canadian
               Offering and in the NRC Private Placement               (200)
                                                                    -------
                                                                    $23,600
                                                                    -------
                                                                    -------

                                    EXHIBIT B


  "That the Corporation be authorized to engage in the Canadian Offering, as described in the Corporation's Proxy Statement dated October 26, 1996, and sell up to 4,000,000 shares of its New Common Stock, in the aggregate, the exact number of shares to be sold, the price thereof and all other economic aspects of the Canadian Offering to be determined by the Board of Directors based upon market conditions at the time of sale."

                                    EXHIBIT C


  "That the Corporation effect a one-for-five Reverse Stock Split of the presently issued and outstanding shares of Common Stock of the Corporation whereby one (1) new share of Common Stock, $.05 par value per share, be issued in exchange for every five (5) shares of Common Stock, $.01 par value per share, presently issued and outstanding and that no fractional shares be issued and in lieu thereof, each stockholder whose presently issued and outstanding shares of Common Stock are not divisible by five (5) will receive one (1) additional share of New Common Stock, and the Board of Directors is authorized to set the effective date of the Reverse Stock Split."

                                    EXHIBIT D


  "That the Board of Directors be authorized, in its sole and absolute discretion, to make application to The Australian Stock Exchange Limited to delist the Corporation's Common Stock, $.01 par value per share, from The Australian Stock Exchange Limited."

  PRELIMINARY COPIES

                          PROXY - NORD PACIFIC LIMITED

         PROXY FOR SPECIAL GENERAL MEETING OF STOCKHOLDERS TO BE HELD ON
                                NOVEMBER 20, 1996
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints W. PIERCE CARSON, LEONARD LICHTER, JOHN C.R. COLLIS and MICHAEL J. DREW and each or any one of them (with powers of substitution), proxies for the undersigned to vote all shares of Common Stock held of record on October 7, 1996, of NORD PACIFIC LIMITED (the "Corporation") which the undersigned would be entitled to vote if personally present at the Special General Meeting of Stockholders to be held in Hamilton, Bermuda, on November 20, 1996, and at any adjournment thereof, upon the matters set forth in the Notice of and Proxy Statement for said meeting, copies of which have been received by the undersigned, and in their discretion, upon all other matters which may properly come before said meeting. Without otherwise limiting the generality of the foregoing, said proxies are directed to vote as follows:

/X/  PLEASE MARK YOUR VOTES
     AS IN THIS EXAMPLE.                               FOR     AGAINST  ABSTAIN


     1.   Approve the sale of up to 4,000,000           / /      / /      / /
          shares of New Common Stock by the
          Corporation in the Canadian Offering*

     2.   Approve a one-for-five Reverse Stock          / /       / /     / /
          Split, issue one additional share of Common
          Stock instead of fractional shares and
          authorize Board to set effective date

     3.   Approve the Board, in its sole discretion,    / /       / /     / /
          to delist the Corporation's Common Stock from The Australian Stock Exchange
          Limited

     4.   In their discretion to act upon such other
          matters as may properly come before the      / /       / /      / /
          special general meeting or any
          adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the stockholder. If no specification is made, this proxy will be voted in favor of the above proposals.

*The Corporation will disregard any votes cast on Item 1 by persons or their associates who, at the time of the special general meeting of stockholders, are known by the Corporation to be participants in the purchase of shares of New Common Stock in the Canadian Offering.

Your proxy is important to assure a quorum at the special general meeting whether or not you plan to attend the meeting in person. You may revoke this proxy at any time, and the giving of it will not effect your right to attend the special general meeting and vote in person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.




SIGNATURE(S)_________________________DATE_____________
NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS. WHEN SHARES ARE HELD AS JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER AND IF A PARTNERSHIP, PLEASE SIGN IN THE PARTNERSHIP NAME BY AUTHORIZED PERSON.